UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On February 16, 2022, Medicine Man Technologies, Inc. (the “Company”) issued a press release announcing the closing of the acquisition of substantially all of the operating assets of Brow 2, LLC (“Seller”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

On February 15, 2022, Double Brow, LLC (“Brow Buyer”), a wholly-owned subsidiary of the Company, acquired substantially all of the operating assets of Seller and assumed specified obligations of Seller pursuant to the terms of the Asset Purchase Agreement, dated August 20, 2021, among Brow Buyer, Seller, and Brian Welsh, as the owner of Seller (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Brow Buyer acquired all of Seller’s assets related to its indoor cannabis cultivation operations located in Denver, Colorado (other than assets expressly excluded from the acquisition under the Purchase Agreement), which included a 37,000 square foot building, the associated lease and equipment designed for indoor cultivation and assumed certain liabilities for contracts acquired under the Purchase Agreement (collectively, the “Acquisition”).

After purchase price adjustments for pre-closing inventory, the aggregate consideration for the Acquisition was $6.7 million, of which Brow Buyer paid $6.2 million at closing and held back $500,000 as collateral for potential claims for indemnification from the Seller and Mr. Welsh under the Purchase Agreement. Any of the purchase price held back and not used to satisfy indemnification claims will be released on February 15, 2023 plus 3% simple interest. The Company funded the Acquisition from cash on hand and from the $400,000 deposit on the purchase price made to an escrow agent on August 20, 2021 in anticipation of closing. In addition, the Company reimbursed approximately $200,000 of pre-closing expenses incurred by Seller related to leasehold improvements.

The Company previously reported the terms of the Purchase Agreement and the transactions contemplated thereby in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 26, 2021. The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 16, 2022
99.2*	Asset Purchase Agreement, dated August 20, 2021, by and among Double Brow, LLC, Brow 2, LLC and Brian Welsh (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed August 26, 2021 (Commission File No. 000-55450))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Certain exhibits and schedules to the agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K and Item 601(a)(5), as applicable, of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: February 22, 2022		Daniel R. Pabon General Counsel

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